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                                                                   EXHIBIT 10.35

                                Option Agreement

                                     between

                            Harken Energy Corporation

                                       and

                              HBK MASTER FUND L.P.


                                 March 18, 2003

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This Option Agreement is entered into this 18th day of March 2003 between:

     (1) HARKEN ENERGY CORPORATION ("HEC") of 580 WestLake Park Boulevard, Suite 600, Houston, Texas 77079, United States of America; and

     (2) HBK MASTER FUND L.P ("HBK") of c/o HBK Investments L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201, United Stated of America.

WHEREAS, HBK holds $4.93 million nominal of Harken Energy Corporation 5% Senior Convertible Notes due 2003 (the "2003 Notes").

NOW, for full and valuable consideration which the parties hereto acknowledge, HEC and HBK agree as follows:

    1     Definitions

          In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

          (A) "business day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is a day on which banking institutions in the City of New York, Houston Texas, and London England are not obligated or authorized by law, regulation or executive order to close;

          (B)  "the Call Option" means the option granted in accordance with
               Section 2;

          (C) "the Call Option Period" means the period beginning on the date hereof and ending on 30 April 2003;

          (D) "the Option Price" means the price, payable in cash, of 60% of nominal value of the 2003 Notes to be purchased by HEC pursuant to the Put Option or Call Option;

          (E)  "the Put Option" means the option granted in accordance with
               Section 3; and

          (F) "the Put Option Period" means the period beginning on 1 May 2003 and ending on 26 May 2003;

    2     Grant and Exercise of the Call Option

          (A) In consideration of these presents, HBK hereby grants to HEC the right and option during the Call Option Period to purchase from it, and it shall be obliged to sell, up to $4,930,000 nominal of 2003 Notes at the Option Price on the terms of this Agreement.

          (B) Notice of exercise of the Call Option may be given at any time and from time to time to HBK during the Call Option Period in respect of any multiple of $10,000 in aggregate principal amount of 2003 Notes.

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               Such notice shall be given in writing specifying a date for completion which date shall be not more than 5 business days nor less than 3 business days after the date of service of the notice.

    3     Grant and Exercise of the Put Option

          (A) In consideration of these presents, HEC grants to HBK the right and option to sell to HEC, and HEC shall be obliged to purchase from HBK, at the Option Price such nominal amount of 2003 Notes which shall equal, when aggregated with the 2003 Notes purchased by HEC from HBK pursuant to the Call Option by the end of the Call Option Period, $3,700,000 nominal of 2003 Notes.

          (B) Notice of the exercise of the Put Option may be given by HBK at any time and from time to time to HEC during the Put Option Period in respect of any multiples of $10,000 of 2003 Notes. Such notice shall be in writing and specify a date for completion which date shall be not more than 5 business days nor fewer than 3 business days after the date of service of the notice.

    4     Non-Assignability

          The Put Option and the Call Option may not be assigned in whole or in part.

    5     Notices

          Any notice to be given by HEC hereunder shall be deemed served if faxed to HBK at facsimile number (214) 758-1207 with a telephone confirmation from HBK of receipt or if delivered to HBK at (214) 758-6132. Any notice to be given by HBK hereunder shall be given by HBK and shall be deemed served if faxed to HEC at facsimile number 001 281 504 4100 (Attention A. Wayne Hennecke, Senior Vice President-Finance and Secretary) with a telephone confirmation from HEC of receipt or if delivered to HEC at its address set out in this Agreement.

    6     Counterparts

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either party may enter into this Agreement by executing any such counterpart.

    7     Choice of law / Arbitration

          With respect to any matters under this Agreement that are governed by state law, but excluding the next paragraph of this Section 7, which shall be governed by the United States Federal Arbitration Act, the parties agree that this Agreement shall be construed and governed by the laws of the State of Texas.

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          Any dispute between HBK and HEC as to a violation or alleged violation of any provision of this Agreement shall be resolved by final and binding arbitration, which arbitration shall be conducted in accordance with the rules of the American Arbitration Association insofar as said rules are not in conflict with the provisions of this Agreement, with such arbitration hearing to be conducted in Houston, Texas. The arbitration provisions of this Paragraph shall be governed by the United States Federal Arbitration Act. THE PARTIES UNDERSTAND AND AGREE THAT THIS SECTION CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS
          AGREEMENT, AND THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

          The arbitration provided for in this Agreement shall be final and binding and enforceable in any court of competent jurisdiction, and such arbitration shall be the sole method of resolving disputes between the parties with respect hereto.

      8   Miscellaneous

          Any facsimile signature of any person on a document required or permitted pursuant to this Agreement shall constitute a legal, valid and binding execution thereof by such person.

IN WITNESS whereof, this Agreement has been entered into as of the day and year first above written.

HARKEN ENERGY CORPORATION                          HBK MASTER FUND L.P



By: /s/ Bruce  N. Huff                             By: HBK Investments L.P.
    -----------------------
Name: Bruce N. Huff                                Its: Investment Manager
Title: President and Chief Operating Officer
                                                   By: /s/ Kevin O'Neal
                                                       -----------------------
                                                   Name: Kevin O'Neal
                                                   Title: Authorized Signatory

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